UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2020

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2020 (the “Effective Date”), Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company”), and Carter Validus Operating Partnership II, LP, a Delaware limited partnership (the “Operating Partnership”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) intended to provide for the internalization of the Company’s external management functions. The Purchase Agreement was entered into with Carter Validus Advisors II, LLC, a Delaware limited liability company and the Company’s external advisor (the “Advisor”), and various affiliates of the Advisor, including CV Manager, LLC, a newly formed Delaware limited liability company (“Manager Sub”), Carter Validus REIT Management Company II, LLC, a Florida limited liability company (“CVRMC II”), Carter Validus Real Estate Management Services II, LLC, a Delaware limited liability company and the property manager and leasing agent for the Company (“CVREMS II”), Carter Validus Holdings Management, Inc., a Delaware corporation (“CVHM”), CV Asset and Property Management Company, LLC, a Florida limited liability company (“CVAPMC”, together with the Advisor, CVRMC II, CVREMS II, and CVHM, the “Sellers”), Validus Group Partners, Ltd., a Florida limited partnership (“Validus Group”), Strategic Capital Management Holdings, LLC, a Delaware limited liability company (“Strat Cap”), Carter Validus Advisors Holdings II, LLC, a Delaware limited liability company (“CVA Holdings II”), John E. Carter, Mario Garcia, Jr. and Robert M. Winslow.

Under the Purchase Agreement and related agreements, immediately prior to the Closing (as defined in the Purchase Agreement), the Sellers will assign or cause to be assigned to Manager Sub all of the assets necessary to operate the business of the Company and its subsidiaries (the “Business”) and will delegate all obligations of the Sellers in connection with the Business to Manager Sub pursuant to an assignment and acceptance agreement (the “Assignment”). Immediately thereafter, under the Purchase Agreement, the Operating Partnership will (i) acquire 100% of the membership interests in Manager Sub for an aggregate cash purchase price of $40,000,000, subject to certain adjustments (the “Purchase Price”) and (ii) cause the redemption of the Advisor’s limited partner interest (including special limited partner interest) in the Operating Partnership (the “Redemption”). The Purchase Price will be paid as follows, subject to certain acceleration provisions: (i) $25,000,000 will be paid at the Closing, (ii) $7,500,000 will be due and payable on March 31, 2021, and (iii) $7,500,000 will be due and payable on March 31, 2022. The Closing is expected to occur on September 30, 2020, subject to the satisfaction or waiver of certain conditions in the Purchase Agreement.

All transactions contemplated by the Purchase Agreement, including the Ancillary Transactions (as defined herein), are collectively referred to herein as the “Internalization Transaction.”

A special committee (the “Special Committee”) comprised entirely of independent and disinterested members of the Company’s board of directors (the “Board”), negotiated the Internalization Transaction and, after consultation with its independent legal and financial advisors, determined that the Internalization Transaction is advisable, fair and reasonable to and in the best interests of the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties, and recommended that the Board authorize and approve the Internalization Transaction. Upon the recommendation from the Special Committee, the Board unanimously authorized and approved the Internalization Transaction. Approval by the Company’s stockholders is not required under Maryland law or the Company’s governing documents for the execution of the Purchase Agreement or the consummation of the Internalization Transaction.

Concurrently with, and as a condition to the execution and delivery of the Purchase Agreement, the Company entered into an employment agreement with each of Michael A. Seton and Kay C. Neely (each, an “Executive” and together, the “Executives”), pursuant to which Mr. Seton and Ms. Neely shall serve from and after the Closing as Chief Executive Officer and Chief Financial Officer of the Company, respectively, as described in Item 5.02 of this

Current Report on Form 8-K. The Purchase Agreement also provides for, among other things and to be effective at the Closing: (i) the completion of the Redemption, (ii) the completion of the Assignment, (iii) the completion of the assignment from Sellers to the Operating Partnership of the membership interests in Manager Sub, (iv) the execution of a trademark license agreement (the “Trademark License Agreement”) with respect to the use of specified trademarks and names (subsections (i) – (iv) are referred to herein as the “Ancillary Transactions”), (v) the assignment and assumption of the office lease that the Company will assume at the Closing and (vi) the issuance of the R&W Policy (as defined herein).

The consummation of the Internalization Transaction is also subject to customary closing conditions, including receipt of certain third party consents and the absence of certain legal impediments to the consummation of the Internalization Transaction. Further, Mr. Carter shall have resigned as a director of the Board effective as of the Closing. Additionally, the Company shall have paid to the Sellers all accrued, earned and unpaid (a) asset management fees, disposition fees and reimbursable expenses pursuant to the Purchase Agreement and (b) monthly property management and leasing fees, each net of costs and expenses charged to the Company for such period, at and from Effective Date through (but not including) the Closing date.

In general, in the event the Closing fails to occur by September 30, 2020, the Purchase Price would be reduced by any fees and reimbursable expenses earned and accrued under the Company’s advisory agreement with the Advisor and various property management agreements with CVREMS II and its affiliates from October 1, 2020 through (but not including) the Closing date, net of all costs and expenses charged to the Company for such period.

The parties have made certain customary representations, warranties and covenants in the Purchase Agreement, including regarding organization and good standing, power and authority, capitalization and ownership, financial statements and liabilities, litigation, compliance with laws, operations, absence of changes, taxes, material contracts, employee matters, real properties, intellectual property, and affiliated transactions.

Under the Purchase Agreement, the Sellers, Validus Group, Mr. Carter and CVA Holdings II have agreed to indemnify the Company, the Operating Partnership and their respective successors, stockholders and affiliates for losses resulting from (i) any breach of or inaccuracy in any representation or warranty in the Purchase Agreement made by a Seller or Manager Sub, (ii) any failure by a Seller to perform or fulfill its covenants or agreements under the Purchase Agreement, (iii) any claim brought by a third party against the Company relating to any of the assets contributed to Manager Sub, (iv) any act or omission for which any Seller or Manager Sub would be required to provide indemnity to the Company under the Advisory Agreement or Property Management Agreements (as each term is defined in the Purchase Agreement), (v) any liability for taxes of any Seller, (vi) any liability for (a) taxes of Manager Sub for pre-Closing periods or (b) any taxes resulting from any transfer of assets, or (vii) any other liabilities of the Sellers or their affiliates that are not expressly assumed by the Company or the Operating Partnership in the Purchase Agreement. The Company and the Operating Partnership will jointly and severally indemnify the Sellers, Validus Group, Mr. Carter and CVA Holdings II for losses related to any failure by the Company or the Operating Partnership to perform or fulfill the covenants or agreements required to be performed by them under the Purchase Agreement or the Trademark License Agreement. Notwithstanding the foregoing, subject to certain limitations, neither the indemnification obligations of the Sellers, Validus Group, Mr. Carter and CVA Holdings II nor the indemnification obligations of the Company and Operating Partnership (i) shall be triggered until the aggregate amount of all indemnifiable losses exceeds $400,000 and (ii) may, with respect to non-fundamental representations and covenants, exceed $5,000,000, and with respect to all other claims, exceed $40,000,000.

The Company obtained a representations and warranties insurance policy (the “R&W Policy”) in connection with the Internalization Transaction, which generally comprises the Company’s exclusive remedy for breaches of representations and warranties, absent fraud or certain exclusions from the R&W Policy. The cost of the R&W Policy is shared by the parties to the Purchase Agreement.

The representations and warranties of the parties in the Purchase Agreement will survive the Closing for a period of 18 months, except that certain fundamental representations and warranties will survive for 60 days after the expiration of the applicable statute of limitations.

In addition, from the date of the Closing until the date that is 18 months from the date of the Closing (the “Restricted Period”), each of the Sellers, Validus Group, CVA Holdings II, Strat Cap, Mr. Garcia, Jr., Mr. Carter and Mr. Winslow (collectively, the “Restricted Parties”) are prohibited from, among other things, sponsoring or otherwise engaging in any capacity in connection with any real estate program or pooled investment vehicle that is engaged in the business of acquiring, owning and/or operating the types of healthcare assets currently owned by the Company and competing with the Company in providing any property management or leasing services with respect to any properties the Company has sold. Further, during the Restricted Period, the Restricted Parties shall not, and shall cause their respective affiliates not to compete with the Company in its provision of property management, asset management or other advisory services with respect to certain data center properties owned by an unaffiliated third party.

The Purchase Agreement may be terminated at any time prior to the Closing under certain circumstances, including (1) by mutual written agreement of the Company and Mr. Garcia, Jr., in his capacity as the seller representative (the “Seller Representative”), or (2) by either the Company or the Seller Representative as follows: (i) in the event a court of competent jurisdiction or other governmental authority takes any final and nonappealable action to permanently restrain, enjoin or otherwise prohibit all or any portion of the transactions contemplated by the Purchase Agreement; (ii) in the event of a material breach of the Purchase Agreement by the non-terminating party not cured within 30 days following written notification thereof; (iii) in the event that the satisfaction of any condition to the terminating party’s obligations under the Purchase Agreement becomes impossible, but only if the failure of such condition to be satisfied does not result from a breach of the Purchase Agreement by the terminating party or its affiliates or (iv) in the event the Closing has not occurred on the date that is six months after the Effective Date (which date may be extended by sixty days in the event of a Force Majeure Event (as defined in the Purchase Agreement)), unless the failure of the Closing to occur on or before such date is a result of a breach of the Purchase Agreement by the terminating party or its affiliates, and generally subject to the satisfaction of certain conditions to Closing by each party.

The foregoing description of the terms of the Purchase Agreement and the Internalization Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2020, Mr. Carter agreed, pursuant to the Purchase Agreement and as a closing condition therein, to resign as a director of the Board, effective at and upon the Closing.

In addition, on July 28, 2020, pursuant to the Purchase Agreement, Mr. Carter resigned as the Chairman of the Board, effective immediately. On July 28, 2020, the Board designated Jonathan Kuchin, a current independent director of the Board and the Chairman of the Audit Committee of the Board (“Audit Committee”), as Chairman of the Board, effective immediately. Mr. Kuchin has served as an independent director of the Board and Chairman of the Audit Committee since April 2014.

Employment Agreements with Michael A. Seton and Kay C. Neely

On July 28, 2020, Manager Sub, in its post-Closing capacity as the Company’s indirect subsidiary, the Company and the Operating Partnership entered into an employment agreement with each of Michael A. Seton and Kay C. Neely (each, an “Employment Agreement” and together, the “Employment Agreements”), which set forth the terms and conditions of Mr. Seton’s and Ms. Neely’s service as the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

The Special Committee engaged FPL Associates L.P., a nationally-recognized compensation consulting firm specializing in the real estate industry, as an executive compensation consultant with respect to the Employment Agreements. The Special Committee negotiated the Employment Agreements and unanimously determined that each, including the compensation arrangements contemplated therein, are in the best interests of the Company, and recommended that the Board determine same. The Board unanimously approved and authorized the Employment Agreements, including the compensation arrangements contemplated therein.

Term. The Employment Agreements will become effective as of the Closing and will continue in effect through December 31, 2025, unless terminated sooner pursuant to the Employment Agreements.

Compensation. The Employment Agreements provide that Mr. Seton and Ms. Neely will receive an annual base salary of not less than $800,000 and $450,000, respectively. Mr. Seton will be eligible to receive an annual cash bonus with a target amount of at least 135% of his annual base salary and Ms. Neely will be eligible to receive an annual cash bonus with a target amount of at least 100% of her annual base salary (each, a “Target Annual Bonus”), based on criteria and goals established by the Board or a Board committee; provided that their 2020 annual bonuses will be at a fixed amount equal to the Target Annual Bonus, prorated to reflect the period between the Closing and December 31, 2020.

The Executives will also be eligible to receive equity and/or other long-term incentive awards, in the discretion of the Board or a Board committee.

Subject to each Executive’s continued employment through the grant date, in the first quarter of calendar year 2021, each Executive will receive an award of time-based restricted stock (the “Time-Based 2021 Award”) and an award of performance-based restricted stock units (the “Performance-Based 2021 Award,” and together with the Time-Based 2021 Award, the “2021 Awards”), each to be granted under and subject to the terms of the Company’s Amended and Restated 2014 Restricted Share Plan (the “Plan”) and award agreements. In the case of Mr. Seton, the combined value of the shares of the Company’s common stock underlying the 2021 Awards on the grant date will be $1,800,000, with 50% of the grant date value of the 2021 Awards consisting of the Performance-Based 2021 Award and 50% consisting of the Time-Based 2021 Award. In the case of Ms. Neely, the combined value of the shares of the Company’s common stock underlying the 2021 Awards will be $700,000, with 50% of the grant date value of the 2021 Awards consisting of the Performance-Based 2021 Award and 50% consisting of the Time-Based 2021 Award. The performance objectives and other terms and conditions of the Performance-Based 2021 Award will be determined by the Board or a Board committee. The Time-Based 2021 Award will vest ratably over four years following the grant date, subject to the Executive’s continued employment through the applicable vesting dates, with certain exceptions.

Further, as soon as practicable (but in no event more than 10 days) after the Closing, Mr. Seton and Ms. Neely will receive a grant of time-based restricted stock with a grant date fair value of $2,000,000 and $1,000,000, respectively, which, subject to the Executive’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “Qualified Event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The awards will be granted under and subject to the terms of the Plan and an award agreement.

Mr. Seton and Ms. Neely will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time and to receive certain other perquisites, each as described in their respective Employment Agreement.

Severance. If the Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (as each term is defined in the Employment Agreements) and the Executive executes a release of claims, the Executive will be entitled to (1) a lump sum cash payment equal to a multiple (with respect to Mr. Seton, two if the termination does not occur within 12 months after a change in control and two and one half if the termination occurs within 12 months after a change in control and with respect to Ms. Neely, one and one half if the termination does not occur within 12 months after a change in control and two if the termination occurs within 12 months after a change in control) of the sum of his or her then-current base salary and Target Annual Bonus; (2) a pro-rated annual bonus for the year of termination; (3) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions and (4) if the Executive elects continuation of coverage under the Company’s group health plan, continuation of subsidized health care coverage for 18 months or, if earlier, until the Executive becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any Company group health plan ends.

Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement. The Employment Agreements provide that, with respect to Mr. Seton, for the 24-month period, and with respect to Ms. Neely, for the 12-month period, following the termination of employment for any reason, the Executive will not solicit the Company’s employees or exclusive consultants or independent contractors and will not solicit the Company’s customers or compete with the Company. Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executives on the one hand and the Company on the other hand to disparage the other.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to: (i) the Employment Agreement with Mr. Seton, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference and (ii) the Employment Agreement with Ms. Neely, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD.

On July 29, 2020, the Company issued a press release announcing the entry into the Purchase Agreement (the “Press Release”), as disclosed in Item 1.01 above. A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Press Release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Membership Interest Purchase Agreement, dated as of July 28, 2020, by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, Carter Validus Advisors Holdings II, LLC, Carter Validus Advisors II, LLC, Carter Validus REIT Management Company II, LLC, Carter Validus Real Estate Management Services II, LLC, CV Asset and Property Management Company, LLC, Strategic Capital Management Holdings, LLC, Validus Group Partners, Ltd., John E. Carter, Mario Garcia, Jr., Robert M. Winslow and CV Manager, LLC.*

10.1	Employment Agreement, by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, CV Manager, LLC and Michael A. Seton, dated as of July 28, 2020.

10.2	Employment Agreement, by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Operating Partnership II, LP, CV Manager, LLC and Kay C. Neely, dated as of July 28, 2020.

99.1	Press Release

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission (“SEC”) upon request.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the failure to receive, on a timely basis or otherwise, any required approvals of third parties in order to consummate the Internalization Transaction; (3) the risk that a condition to closing of the Internalization Transaction may not be satisfied; (4) the ability of the Company to transition to an internally operated company on an efficient basis without interruption or excess cost or expense; (5) the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the Internalization Transaction; (6) the Company’s ability to consummate the Internalization Transaction; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent quarterly reports filed with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

July 29, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer